CONTRACT EXTENSION

     Whereas the parties described below, entered into an Agreement and Plan of Share Exchange ("Agreement"), dated April 12, 2002, by and between PR Specialists, Inc., a Delaware corporation with its principal offices located at 6041 Pomegranate Lane Woodland Hills, California 91367 ("Buyer") and Servitrust Corp., a Florida corporation with its principal offices located at 335 South State Road 7, Margate, Florida 33068 ("Seller"); and the shareholders whose signatures appear on the Counterpart Signature Pages of this Agreement (the "Shareholders", and each of those persons individually, a "Shareholder").

     Whereas, the parties have agreed to extend the "Drop Dead Date" described in Section 2.1 of the Agreement to May 1, 2002, and expect a Closing Date as described in Section 2.1 of the Agreement to occur on May 1, 2002.

     Now therefore:



1. In consideration of the sum of $10.00 and other good and valuable consideration, the receipt of which is acknowledged by the parties, the parties agree to extend the "Drop Dead Date" described in Section 2.1 of the Agreement to May 1, 2002, and to cause the Closing Date as described in Section 2.1 of the Agreement to occur on May 1, 2002.

2. Additionally, it is hereby agreed that the parties to the Stock Option Agreements dated March 6, 2002 by and between, inter alia, Bryan Eggers and Joel Arberman hereby agree to extend the "Termination Date" described in Section
     10.2 of the Agreement to May 1, 2002, and to cause the Closing Date to occur on May 1, 2002, whereby Mr. Eggers and Arberman will receive their respective $50,000 and $35,000 payments as described in such agreements.


PR SPECIALISTS, INC.:


By:_________________________                    ________________________
   Bryan Eggers, President                      Bryan Eggers

SERVITRUST CORP.:


By:_________________________                    ________________________
   John C. Cahill, President                    Joel Arberman




              [See Counterpart Signature Pages Attached]



          Exhibit 2.2 - Pg. 1


                   COUNTERPART SIGNATURE PAGE
                              TO
                       CONTRACT EXTENSION
                              OF
                      AGREEMENT AND PLAN OF
                         SHARE EXCHANGE
                  (the "Extension Agreement")
                      dated April 30, 2002
                       between and among
               PR Specialists, Inc., Servitrust Corp.
                               and
                the Shareholders whose signatures
         appear on the Counterpart Signature Pages thereto
         -------------------------------------------------

     By execution of this Counterpart Signature Page and upon acknowledgment by PR Specialists, Inc. and Servitrust Corp., the undersigned agrees to become a party to and be bound by the terms of the Extension Agreement, and the undersigned shall be deemed a "Shareholder" under the Extension Agreement.



[Individuals]                        [Entities]

______________________________       __________________________________

                                     By:_______________________________
Name: ________________________       Name:_____________________________
                                     Title:____________________________
Date: __________________             Date:_____________________________


                           ACKNOWLEDGMENT:
                           ---------------

    PR Specialists, Inc. and Servitrust Corp. hereby acknowledges execution of this Counterpart Signature Page by the above
Shareholder(s).

SERVITRUST CORP.                        PR SPECIALISTS, INC.


____________________________            ______________________________
John C. Cahill, President               Bryan Eggers, President


          Exhibit 2.2 - Pg. 2